Exhibit 99.1

Contacts:	Christine Saenz (investor relations)	Francesca Marraro (media relations)
	(212) 857-5986	(212) 857-5442
	csaenz@hms.com	fmarraro@hms.com

HMS HOLDINGS CORP. REPORTS FIRST QUARTER 2012 RESULTS

•      Q1 Revenue Up 30.1% (y/y) to $107.3M

•      Adjusted EPS Up 14.3% (y/y) to $0.16

•      2012 GAAP EPS Guidance Lowered to $0.58—$0.64

•      2012 Adjusted EPS Guidance Lowered to $0.91-$0.96

NEW YORK, N.Y., April 27, 2012—HMS Holdings Corp. (NASDAQ: HMSY) today announced financial results for its first quarter ended March 31, 2012.

For the first quarter of 2012, HMS reported revenue of $107.3 million, an increase of 30.1% compared to revenue of $82.5 million for the same period a year ago.  Net income for the quarter was $7.0 million or $0.08 per fully diluted share compared to net income of $9.8 million or $0.11 per fully diluted share for the same period a year ago. Adjusted EPS increased 14.3% year over year to $0.16.

“HMS opened the year with mixed results,” said Bill Lucia, Chief Executive Officer.  “We are particularly pleased with the performance of HDI, which exceeded Medicare RAC revenue targets for the quarter. Our Medicaid business, however, was impacted by temporary challenges faced by our clients and carriers in adopting several new CMS-mandated claim transaction formats. And while the Company continued to win a market-leading share of Medicaid RAC business, uncertainty surrounding the Supreme Court’s review of the Affordable Care Act contributed to further delays in state decision-making relating to RAC procurements, awards and implementations.”

In recognition of these factors, the Company is lowering 2012 guidance to cover a range of possible revenue and EPS outcomes. For the full year, revenue guidance is revised to $500.0-$515.0 million from $520 million, and fully diluted GAAP EPS is revised to $0.58-$0.64 from $0.65. Adjusted EPS is revised to $0.91-$0.96 from $0.98.

Added Lucia, “HMS continues to see an abundance of opportunity for 2012 and beyond. HDI significantly extends our presence into the Medicare and commercial markets and our core Medicaid market is expanding.  We believe that HMS is well-positioned with a broad set of services to help clients in all our markets address fraud, waste, and abuse in the healthcare system.”

HMS will be hosting its first quarter 2012 conference call and webcast with the investment community on Friday, April 27, 2012 at 9:00 am Eastern Time.  Individuals can access the webcast at http://investor.hms.com/events.cfm or listen to the call at 1-800-289-0498.  International participants can listen to the call at 913-312-4373.

The webcast will be archived at http://investor.hms.com/events.cfm. Individuals can listen to the replay at 1-888-203-1112.  International participants can listen to the replay at 1-719-457-0820.  The passcode is 4759433. The replay will be available at 11 a.m. ET on April 27 through 11:59 p.m. ET on May 4, 2012.

The HMS Form 10-Q for the quarter March 31, 2012 will be filed and available on our website on http://investor.hms.com or about May 9, 2012, and will contain additional information about our results of operations for the fiscal year-to-date. This press release and the interim financial statements herein will be available at http://investor.hms.com for at least a 12-month period. Shareholders and interested investors are welcome to contact Investor Relations at 212-857-5986.

HMS Holdings Corp. (NASDAQ: HMSY), through its subsidiaries, is the nation’s leader in coordination of benefits and program integrity services for healthcare payers. HMS’s clients include health and human services programs in more than 40 states; commercial programs, including commercial plans, employers, and over 120 Medicaid managed care plans; the Centers for Medicare and Medicaid Services (CMS); and Veterans Administration facilities. As a result of the company’s services, clients recovered over $2 billion in 2011, and saved nearly $7 billion through the prevention of erroneous payments.

Use of Non-GAAP Financials

This press release includes presentations of earnings before interest, taxes, depreciation and amortization (EBITDA) and adjusted EBITDA.  Adjusted EBITDA represents EBITDA adjusted for share-based compensation expense.  EBITDA is a measure commonly used by the capital markets to value enterprises.  EBITDA is a non-GAAP financial measure and is reconciled to income before income taxes, which the Company’s management believes to be the most comparable generally accepted accounting principles (“GAAP”) measure.  Adjusted EBITDA results are calculated by adjusting GAAP income before income taxes to exclude the effects of depreciation, amortization of intangible assets, stock-based compensation expense, and net interest expense.

This press release also includes presentations of adjusted EPS. Adjusted EPS represents EPS adjusted for stock-based compensation expense and amortization of intangibles. Adjusted EPS is a non-GAAP financial measure and is reconciled to EPS, which the Company’s management believes to be the most comparable GAAP measure.

The Company uses these non-GAAP financial measures for internal management purposes, when publicly providing guidance on possible future results, and as a means to evaluate period-to-period comparisons.  The Company’s management believes that these non-GAAP financial measures are a common measure used by investors and analysts to evaluate its performance.  These non-GAAP financial measures are used in addition to and in conjunction with results presented in accordance with GAAP and reflect an additional way of viewing aspects of the Company’s operations that, when viewed with GAAP results and the accompanying reconciliations to corresponding GAAP financial measures, provides a more complete understanding of the results of operations and trends affecting the Company’s business.  These non-GAAP financial measures should be considered as a supplement to, and not as a substitute for, or superior to, income before income taxes in accordance with GAAP.

Safe Harbor Statement

This press release contains “forward-looking statements” within the meaning of the U.S. Private Securities Litigation Reform Act of 1995.  Such statements give our expectations or forecasts of future events; they do not relate strictly to historical or current facts.  Forward-looking statements can be identified by words such as “anticipates,” “estimates,” “expects,” “projects,” “intends,” “plans,” “believes,” “will,” “target,” “seeks,” “forecast” and similar expressions and references to guidance.  In particular, these include statements relating to future actions, business plans, objects and prospects, and future operating or financial performance.  Forward-looking statements are based on our current expectations and assumptions regarding our business, the economy and other future conditions.  Should known or unknown risks or uncertainties materialize, or should underlying assumptions prove inaccurate, actual results could differ materially from past results and those anticipated, estimated or projected. We caution you therefore against relying on any of these forward-looking statements.

Factors that could cause or contribute to such differences include, but are not limited to: government regulatory, political and budgetary pressures that could affect the procurement practices and operations of healthcare organizations; changes in the United States healthcare environment, including as a result of the pending Supreme Court decision on the ACA; the development by competitors of new or superior products or services; the emergence of new competitors, or the development by our clients of in-house capacity to perform the services we offer; all the risks inherent in the development, introduction, and implementation of new products and services; our ability to manage our growth and its demands on our resources and infrastructure; our ability to successfully integrate our acquisitions; our ability to retain clients or the loss of one or more major clients; client dissatisfaction or early termination of contracts triggering significant costs or liabilities; our compliance with the covenants and obligations under the terms of our credit facility and our ability to generate sufficient cash to cover our interest and principal payments thereunder; variations in our results of operations; negative results of government reviews, audits or investigations to verify our compliance with contracts and applicable laws and regulations; changing conditions in the healthcare industry which could simplify the payment process and reduce the need for and price of our services; our ability to continue to secure contracts through the competitive bidding process and to accurately predict the cost and time to complete such contracts; our failure to comply with laws and regulations governing health data or to protect such data from theft and misuse; and, our ability to maintain effective information systems and protect them from damage or interruption.  A further description of these and other risks, uncertainties, and related matters can be found in our Annual Report on Form 10-K for the fiscal year ended December 31, 2011, which is available at www.hms.com under the “Investor Relations” tab.  Any forward-looking statements made by us in this press release speak only as of the date of this release.  Factors or events that could cause actual results to differ may emerge from time to time and it is not possible for us to predict all of them.  We undertake no obligation to publicly update forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required by law.

HMS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Income

(In thousands, except per share amounts)

(unaudited)

	Three months ended
	March 31,
	2012	2011
Revenue	$107,314	$82,457

Cost of services:
Compensation	39,276	31,311
Data processing	6,894	4,982
Occupancy	4,120	3,808
Direct project costs	12,843	9,589
Other operating costs	5,127	4,214
Amortization of acquisition related software and intangibles	8,149	1,740
Total cost of services	76,409	55,644

Selling, general & administrative expenses	14,864	10,704
Total operating expenses	91,273	66,348
Operating income	16,041	16,109

Interest expense	(4,205)	(23)
Other income, net	110	257
Interest income	2	35
Income before income taxes	11,948	16,378
Income taxes	4,905	6,562

Net income	$7,043	$9,816

Net income per common share:
Basic	$0.08	$0.12
Diluted	$0.08	$0.11

Weighted average shares:
Basic	85,864	83,811
Diluted	88,576	86,874

HMS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Balance Sheets

(In thousands, except share and per share amounts)

(unaudited)

	March 31, 2012	December 31, 2011
Assets
Current assets:
Cash and cash equivalents	$107,260	$97,003
Accounts receivable, net of allowance of $1,167 and $1,158 at March 31, 2012 and December 31, 2011, respectively	102,249	112,505
Prepaid expenses	12,842	6,602
Prepaid income taxes	5,977	2,418
Current portion of deferred financing costs	3,581	3,689
Other current assets	5,456	5,793
Net deferred tax asset	2,160	2,198
Total current assets	239,525	230,208

Property and equipment, net	126,640	127,177
Goodwill, net	361,642	361,786
Intangible assets, net	128,228	132,740
Deferred financing costs	8,340	9,203
Other assets	989	837
Total assets	$865,364	$861,951

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable, accrued expenses and other liabilities	$28,728	$40,546
Contingent payables	2,300	2,300
Current portion of term loan	21,875	17,500
Total current liabilities	52,903	60,346

Long-term liabilities:
Deferred rent	831	1,085
Term loan	323,750	332,500
Other liabilities	2,492	2,423
Deferred tax liabilities	73,322	74,360
Total long-term liabilities	400,395	410,368
Total liabilities	453,298	470,714

Shareholders’ equity:

Preferred Stock - $. 01 par value; 5,000,000 shares authorized; none issued	—	—
Common Stock - $ .01 par value; 125,000,000 shares authorized;
91,320,295 shares issued and 86,331,757 shares outstanding at March 31, 2012;
90,575,837 shares issued and 85,587,299 shares outstanding at December 31, 2011	912	906
Capital in excess of par value	254,021	240,241
Retained earnings	166,530	159,487
Treasury stock, at cost; 4,988,538 shares at March 31, 2012 and December 31, 2011	(9,397)	(9,397)

Total shareholders’ equity	412,066	391,237
Total liabilities and shareholders’ equity	$865,364	$861,951

HMS HOLDINGS CORP. AND SUBSIDIARIES

Consolidated Statements of Cash Flows

(In thousands)

(unaudited)

	Three Months Ednded
	March 31,
	2012	2011
Operating activities:
Net income	$7,043	$9,816
Adjustments to reconcile net income to net cash provided by operating activities:
Depreciation and amortization	13,490	4,837
Stock-based compensation expense	3,690	2,036
Excess tax benefit from exercised stock options	(5,516)	(3,264)
Deferred income taxes	(1,000)	342
Increase in allowance for doubtful debts	9	—
Change in fair value of contingent consideration	—	130
Loss on disposal of fixed assets	2	2
Changes in assets and liabilities:
Decrease in accounts receivable	10,247	7,901
Increase in prepaid expenses	(6,240)	(457)
Derease in prepaid income taxes	1,957	5,279
Decrease/(increase) in other current assets	337	(20)
Increase in other assets	(152)	(596)
Decrease in accounts payable, accrued expenses and other liabilities and other liabilities	(8,248)	(8,156)
Net cash provided by operating activities	15,619	17,850
Investing activities:
Purchases of property and equipment	(8,797)	(4,793)
Acquisition of HDI	(1,605)	—
Acquisition of AMG-SIU	—	161
Investment in capitalized software	(431)	(468)
Net cash used in investing activities	(10,833)	(5,100)
Financing activities:
Repayment of term loan	(4,375)	—
Payments on contingent consideration	(250)	—
Proceeds from exercise of stock options	5,702	6,280
Payments of tax withholdings on behalf of employees for net-share settlement for stock-based compensation	(1,122)	(897)
Excess tax benefit from exercised stock options	5,516	3,264
Net cash provided by financing activities	5,471	8,647
Net increase in cash and cash equivalents	10,257	21,397

Cash and cash equivalents at beginning of period	97,003	94,836

Cash and cash equivalents at end of period	$107,260	$116,233

Supplemental disclosure of cash flow information:
Cash paid for income taxes	$4,032	$1,048
Cash paid for interest	$3,736	$23
Supplemental disclosure of noncash investing activities:
Accrued property and equipment purchases	$1,495	$480

HMS HOLDINGS CORP. AND SUBSIDIARIES

(In thousands, except share and per share amounts)

(unaudited)

Reconciliation of Net income to EBITDA and adjusted EBITDA

	Three Months Ended March 31,
	2012	2011
Net income	$7,043	$9,816

Net interest expense	4,203	(12)
Income taxes	4,905	6,562
Depreciation and amortization, excluding amortization of deferred financing costs, included in interest expense	12,519	4,837

Earnings before interest, taxes, depreciation and amortization (EBITDA)	28,670	21,203
Stock-based compensation expense	3,690	2,036
Adjusted EBITDA	$32,360	$23,239

Reconciliation of Net income to GAAP EPS and Adjusted EPS

	Three Months Ended March 31,
	2012	2011
Net Income	$7,043	$9,816

Stock-based compensation expense, net of tax expense	2,175	1,220
Amortization of intangibles, net of tax expense	4,803	1,043
Subtotal	$14,021	$12,079

Weighted average common shares, diluted	88,576	86,874

Diluted GAAP EPS	$0.08	$0.11
Diluted adjusted EPS	$0.16	$0.14